IDS Growth Fund, Inc.
File No. 2-38355/811-2111

                                     EXHIBIT INDEX

Exhibit 9(b):    Copy of Transfer Agency Agreement, dated Jan. 1, 1998

Exhibit 10:      Opinion and consent of counsel

Exhibit 11:      Consent of Independent Auditors

Exhibit 17:      Financial Data Schedules

Exhibit 19(a):   Directors' Power of Attorney, dated Jan. 7, 1998

Exhibit 19(c):   Trustee's Power of Attorney, dated Jan. 7, 1998